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                                                                    EXHIBIT 23.1







                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS







AS independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-36813 and Registration Statement File No. 333-37627.







Arthur Andersen LLP

Atlanta, Georgia
March 30, 1998